Exhibit 10.5
THIS WARRANT AND THE UNDERLYING SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION SUPPORTED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
WARRANT TO PURCHASE COMMON STOCK
OF
TANDEM HEALTH CARE, INC.
This certifies that, for value received, Health Care REIT, Inc., or registered assignees (the “Holder” or “HCRI”), is entitled, subject to the terms set forth below, to purchase from Tandem Health Care, Inc., a Pennsylvania corporation (the “Company”), 100,000 shares of the Company’s Common Stock, par value $.00008 per share (the “Common Stock”), in accordance with the terms of this Warrant, upon surrender of this Warrant, at the principal office of the Company, with the Notice of Exercise attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States, of the Exercise Price as set forth in Section 2 below (or upon exercise of the net issue exercise provision in Section 3(c) below). The term “Warrant” as used herein, shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.
     This Warrant is issued pursuant to the Agreement of even date herewith by and between the Company and Holder (the “Agreement”).
     1. Exercise Period.
          This Warrant shall be immediately exercisable, in whole or in part, for a period of ten (10) years, and shall be void thereafter.
     2. Number of Securities and Exercise Price.
          2.1 Number of Shares. The aggregate number of shares of Common Stock which may be purchased pursuant to this Warrant shall be 100,000 shares of Common Stock, as adjusted from time to time pursuant to Section 11 hereof (the “Warrant Shares”).
          2.2 Exercise Price. The Exercise Price at which this Warrant may be exercised shall be $0.00008 per share of Common Stock, as adjusted from time to time pursuant to Section 11 hereof.

     3. Exercise of Warrant; Put Option; Rights in Connection with an Initial Public Offering.
          (a) The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment of the Exercise Price.
          (b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares of Common Stock as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares of Common Stock issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares of Common Stock for which this Warrant may then be exercised.
          (c) Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock for which this Warrant is exercisable is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise and notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock for which this Warrant is exercisable computed using the following formula:

	X	=	Y (A-B) A

Where:	X	=	the number of shares of Common Stock to be issued to the Holder;

	Y	=	the number of shares of Common Stock issuable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation);

	A	=	the Fair Market Value of one share of Common Stock for which this Warrant is exercisable (at the date of such calculation); and

	B	=	Exercise Price per share of Common Stock

     If the above calculation results in a negative number, then no shares of Common Stock shall be issued or issuable upon exercise of this Warrant.
     “Fair Market Value” of a share of Common Stock shall mean:

A°	if the Warrant is being exercised upon the occurrence of a sale of the Company (either by merger, asset sale, stock exchange or like event), the value of the consideration to be received pursuant to such transaction by the holder of one share of Common Stock;

B°	if the Warrant is being exercised upon the occurrence of the Company’s initial public offering, the initial public offering price per share of Common Stock (before deducting underwriting commissions and discounts and offering expenses);

C	if the Warrant is being exercised after the shares of Common Stock are publicly traded, the closing price, or , if the closing price is unavailable, the average of the closing bid and asked prices on the exchange or automated quotation system on which the shares of Common Stock are publicly traded on the date the Warrant is exercised; or

D.	if the shares of Common Stock are not publicly traded, then the fair market value shall be determined by the Board of Directors, in good faith, provided that the fair market value determined pursuant to this subsection (D) shall take into account discounts for minority interest or lack of liquidity.
     Upon exercise of this Warrant, the registered Holder hereof shall be entitled to the number of shares of Common Stock determined as aforesaid.
          (d) At the option of the Holder, the Company shall, at the option of the Holder, redeem and repurchase (i) this Warrant, or (ii) all shares of Common Stock issuable upon exercise of this Warrant (the “Put Right”).
     (i) The price for each share of Common Stock shall be the excess of the current market value of the equity interest in the Company represented thereby, less the Exercise Price relating thereto, and the redemption price for the Common Stock shall be the current market value of the Common Stock. For purposes of this subsection, current market value shall be determined by appraisal, without any minority discount or discount for lack of marketability, by Wellspring Valuations, Inc. (“Wellspring”), or if Wellspring shall decline to perform or be unable to perform such appraisal, then by a mutually agreeable appraiser or appraisers. Such appraisal shall include a full explanation of the methodology used in reaching the valuation determination and shall set forth any assumptions on which such valuation is based. If either the Company or the Holder to which such valuation relates should elect to contest such valuation, notice of such election shall be given to the other party within thirty (30) days of receipt of the valuation. In the event of any such election, the valuation shall be determined by arbitration in Toledo, Ohio according to the rules of the American Arbitration Association, provided, however, that the methodology and assumptions of the first appraiser shall be followed in such second determination except to the extent that they are determined in such proceeding to be clearly erroneous, in which case a new methodology or assumption in replace thereof, as the case may be, may be substituted in such proceeding. The cost of such arbitration shall be borne by the party requesting such proceeding, provided that each party shall be responsible for fees and expenses of their own counsel, advisors and expert witnesses.
     (ii) In the event that the Holder desires to exercise the option set forth above, the Holder shall mail a notice stating their intention to exercise the Put Right and the number of shares of Common Stock they desire the Company to redeem (the “Put Shares”) as provided above to the Company not less than sixty (60) days prior to the desired redemption date (the “Put Date”). A notice so given is irrevocable unless the Company in its sole discretion allows it to be withdrawn. Payment by the Company for the Put Shares shall, at the election of the Company, be made either (i) in current funds, which shall be delivered to the Holder exercising such Put Right promptly after the Put Date, or (ii) by delivery of a promissory note (the “Note”) evidencing such payment obligation to the Holder exercising such Put Right, which Note shall state that such obligation shall paid over a three (3) year period, with one-quarter (1/4) of such principal obligation due thirty (30) days after the Put Date, one-quarter (1/4) of such principal obligation due on the date that is one (1) year after such first payment date, one-quarter (1/4) of such principal obligation due on the date that is two (2) years after such first payment date, and the remaining one-quarter (1/4) of such principal obligation due on the date that is three (3) years after such first payment date. The Note will bear interest at the Rate, will be unsecured debt obligations of the Company, and may be prepaid at the option of the Company at any time. The Holder may exercise its rights under this Section 3(d) from time to time and until all shares of Common Stock issuable upon exercise of the Warrant have been repurchased. For purposes of this Section 3(d)(ii), the term “Rate” shall mean the then existing United States Treasury rate for three (3) year obligations, plus 400 basis points; provided, however, that the Rate shall under no circumstances be less than 9.75%; provided, further, that the Rate shall increase by 25 basis points per year thereafter.
     (iii) The Company and the Holder acknowledge and agree that the Holder shall not be permitted to exercise its Put Right at any time during (1) the thirty (30) day period prior to the Company’s filing of a registration statement on Form S-1 in connection with its initial public offering of equity securities that results in trading or listing of the Company’s Common Stock on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market or the Nasdaq National Market (the “Qualified IPO”) based on the Company’s reasonable belief after discussions with its lead underwriter, or (2) the one hundred twenty day (120) period subsequent to the filing of a registration statement on Form S-1 in connection with the Company’s Qualified IPO.
     (iv) Notwithstanding anything to the contrary contained herein, the Company and the Holder acknowledge and agree that the Put Right contained in this Section 3(d) shall terminate, and be of no further force and effect, upon the Company’s consummation of its Qualified IPO.
          (e) At the time of the Company’s Qualified IPO, the Holder may require that the Company redeem all or any part of the (i) Warrant, or (ii) shares of Common Stock issuable upon exercise of the Warrant, from the Qualified IPO proceeds at a per share price equal to the per share price in the Qualified IPO, less applicable underwriting discounts and commissions, and less the then applicable Exercise Price; provided, however, that the requirements of this subsection (e) shall not apply to the extent that representatives of the managing underwriters of the Company’s Qualified IPO advise the Company in writing that in the exercise of their reasonable judgment a total redemption of the Warrant or the shares of Common Stock issuable upon exercise of the Warrant would materially interfere with the Qualified IPO or have a material adverse effect on the marketing of the Qualified IPO; provided, further, that all other shareholders of the Company who have registration rights (1) shall be similarly prohibited from including any shares in such Qualified IPO if the Holder is not permitted to redeem the Warrant or the shares of Common Stock issuable upon exercise of the Warrant, or (2) shall be permitted to include only that number of shares of common stock requested to be included in such Qualified IPO which shall be equal to the number of shares of Common Stock to be redeemed by the Holder, on a pro rata basis, based on the number of shares of Common Stock requested to be so included or redeemed by a shareholder of the Company and the Holder . The Company shall provide the Holder with a copy of such written notice. Subject to applicable limitations under securities laws, the Company shall promptly notify the Holder of a contemplated Qualified IPO and will advise the Holder of the date by which the Company needs to know whether the Holder desires to have such shares of Common Stock be redeemed. The Holder will cooperate with the Company in all respects to give the Company sufficient advance notice of its desire for redemption and all other necessary information so that appropriate disclosure can be included in the registration statement. If the Holder fails to provide timely written notice to the Company of its desire to redeem the Warrant (or the shares of Common Stock issued upon exercise of the Warrant), the Holder shall be deemed to have waived its right to have the Warrant (or the shares of Common Stock issued upon exercise of the Warrant) redeemed.
     4. No Fractional Shares or Scrip.
          No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the fair market value multiplied by such fraction.

     5. Replacement of Warrant.
          On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.
     6. Rights of Common Shareholders.
          Subject to Sections 9 and 11 of this Warrant and the provisions of any other written agreement between the Company and the Holder, the Holder as such shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.
     7. Transfer of Warrant.
          7.1 Exchange of Warrant Upon a Transfer. Upon surrender of this Warrant for exchange, properly endorsed, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, of the number of shares issuable upon exercise hereof.
          7.2 Compliance with Securities Laws.
            (a) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of applicable federal and state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm to the Company in writing that the shares of Common Stock so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.
            (b) This Warrant and all shares of Common Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED UPON EXERCISE OR CONVERSION THEREOF MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION SUPPORTED BY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
     8. Reservation of Shares of Common Stock.
          The Company covenants that during the term that this Warrant is exercisable, the Company will reserve a sufficient number of shares of Common Stock to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its articles of incorporation to provide sufficient reserves of Common Stock issuable upon the exercise of the Warrant. The Company further covenants that all shares of Common Stock that may be issued pursuant to the terms of this Warrant, and upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens, encumbrances and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock to the Holder or as the Holder may direct upon the exercise of this Warrant (and to record such issuance in the Company’s stock ledger accordingly).
     9. Notices.
          (a) Whenever the Exercise Price or number of shares of Common Stock purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall promptly and at its expense issue a certificate signed by its Chief Executive Officer, President or Chief Financial Officer (or such other officer who is duly authorized by the Board of Directors of the Company (the “Board”)) setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares of Common Stock purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.
          (b) In case:

     (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or
     (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or
     (iii) of any voluntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed or personally deliver to the Holder a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the date therein specified.
          (c) All such notices, advices and communications shall be deemed to have been received, (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing.
     10. Amendments.
          (a) Any term of this Warrant may be amended with the written consent of the Company and the Holder. Any amendment effected in accordance with this Section 10 shall be binding upon the Holder, each future holder and the Company.
          (b) No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.
     11. Adjustments.
          11.1 Conversion or Redemption of Shares of Common Stock. Should all of the Company’s shares of Common Stock be at any time prior to the expiration of this Warrant or any portion thereof, redeemed or converted into another class of securities of the Company, then this Warrant shall immediately become exercisable for that number of securities of the Company equal to the number of such other securities that would have been received if this Warrant had been exercised in full for shares of Common Stock immediately prior to such event, and the Exercise Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Exercise Price of the maximum number of shares of Common Stock for which this Warrant was exercisable immediately prior to such conversion or redemption, by (y) the number of other securities for which this Warrant is exercisable immediately after such conversion or redemption.
          11.2 Reorganization, Merger or Sale of Assets. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization, (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of all or substantially all of the Company’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall, when this Warrant is exercisable, thereafter be entitled to receive upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 11. The foregoing provisions of this Section 11.2 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.
          11.3 Reclassification. If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11.
          11.4 Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the number of shares of Common Stock issuable under this Warrant shall be proportionately increased in the case of a split or subdivision or proportionately decreased in the case of a combination.
          11.5 Adjustments for Dividends in Common Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible Shareholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock, other securities or property available by this Warrant as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 11.
          11.6 No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 11 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of this Warrant against impairment.
          11.7 Adjustments for Issuances of Stock Options. If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired, grants incentive or non-qualified stock options to officers, directors or employees of the Company (including all affiliates of the Company) so that the aggregate number of all shares of Common Stock (a) issuable upon exercise of all options then outstanding, plus (b) issued upon the prior exercise of options, exceeds 17.0% of the total number of shares of the Company’s Common Stock on a fully diluted and as converted basis outstanding as of such date (a “Dilutive Issuance”), then this Warrant shall be adjusted to increase the number of shares of Common Stock exercisable hereunder to provide the Holder with the same economic percentage ownership interest in the Company (calculated on a fully diluted and as converted basis) as such Holder had immediately prior to such Dilutive Issuance. Notwithstanding anything to the contrary contained herein, this Section 11.7 shall terminate and be of no further force and effect upon the consummation of the Company’s Qualified IPO.
          11.8 Adjustments for Issuances at less than Fair Market Value. If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired, issues and sells shares of its Common Stock (including the grant of Options to officers, directors or employees), or is deemed to have issued or sold shares of its Common Stock, at a price less than the fair market value of such Common Stock, as determined in the reasonable judgment of the Company’s Board, then this Warrant shall be adjusted to increase the number of shares of Common Stock exercisable hereunder by multiplying the Warrant Shares by a fraction, (x) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (calculated on a fully diluted and as converted basis) plus (2) the number of shares of Common Stock so issued; and (y) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (calculated on a fully diluted and as converted basis) plus (2) the number of shares of Common Stock which the minimum aggregate consideration received or to be received by the Company for the total number of shares of Common Stock so issued would purchase at fair market value. The Company and the Holder acknowledge and agree that warrants exercisable for shares of Common Stock (regardless of the exercise price per share of Common Stock in such warrant) issued in connection with (a) acquisition transactions, or (b) issuable to banks, equipment lessors, creditors, vendors, suppliers and landlords shall not be an adjustable event pursuant to this Section 11.8; provided, that no issuance to an affiliate of the Company shall be excluded from adjustment pursuant to this Section 11.8 . Notwithstanding anything to the contrary contained herein, this Section 11.8 shall terminate and be of no further force and effect upon the consummation of the Company’s Qualified IPO.
          11.9 No Adjustments for Prior Issuances. The Holder hereby acknowledges and agrees that it shall not be entitled to any adjustments set forth in this Section 11 with respect to any issuances or deemed issuances of Common Stock, existing on or prior to the date hereof.
     12. Limit on Voting Power and Equity Ownership of HCRI.
          12.1 Notwithstanding any provision to the contrary in this Warrant, HCRI and its affiliates shall not at any time have the right to hold (i) a percentage of the total combined voting power of the Company (“Voting Power”) at the time of any such determination in excess of 9.8%, (ii) a percentage of the total number of all outstanding Equity Securities of the Company (the “Total Equity”) at such time in excess of 9.8%, or (iii) a percentage of the total value of all outstanding Securities of the Company (the “Total Security Value”) at such time in excess of 9.8%. For such purpose, “Equity Securities” shall mean shares of capital stock of the Company of any class or series, and “Securities” shall have the meaning that applies to such term for purposes of Section 856(c)(4)(B) of the Internal Revenue Code of 1986, as amended. Rights under the Warrant, including but not limited to the right to receive Common Stock of the Company upon exercise of the Warrant, may not be exercised and shall be deemed not to be outstanding to the extent, but only to the extent, that such rights or the exercise thereof, when combined with all other Securities of the Company held by HCRI or its affiliates at the time of any such determination, would cause HCRI and its affiliates to hold more than 9.8% of the outstanding Voting Power, Total Equity, or Total Security Value of the Company at such time.
          12.2 In addition to the foregoing restriction and notwithstanding any provision to the contrary in the Warrant, HCRI and its affiliates shall not at any time have rights under the Warrant, including but not limited to the right to receive Common Stock upon exercise of the Warrant, that, when aggregated with all other Securities of the Company held by HCRI or its affiliates at such time or subject to acquisition by HCRI or its affiliates upon exercise of any other conversion or acquisition rights then held by them (collectively, the “Other Securities Ownership”), would total or would give HCRI and its affiliates the right to acquire more than 9.8% of the Voting Power, Total Equity, or Total Security Value of the Company at such time, assuming the exercise or conversion of all options, warrants, and convertible securities of the Company held by any party at such time (the “Company Options”). To the extent, but only to the extent, that rights under the Warrant, or the exercise thereof, including but not limited to the right to receive Common Stock of the Company upon exercise of the Warrant, would cause HCRI and its affiliates at any time to hold more than 9.8% of the Voting Power, Total Equity, or Total Security Value of the Company at the time of any such determination, calculated after the assumed exercise or conversion of all Company Options outstanding at such time, such excess rights shall thereafter be void and unenforceable regardless of any subsequent issuance of Securities by the Company or disposition of the Company’s Securities by HCRI or any affiliate.
          12.3 To the extent that HCRI or an affiliate has the right to acquire shares of Common Stock of the Company upon exercise of the Warrant under the limitations of Section 12.2 but is precluded from exercising such purchase rights under the limitations of Section 12.1, then such purchase rights may be exercised at a later time to the extent that the exercise thereof would not result in HCRI and its affiliates holding in excess of 9.8% of the outstanding Voting Power, Total Equity or Total Security Value of the Company, determined as of such later time, provided, however, that notwithstanding anything to the contrary contained herein, this Section 12.3 shall not be interpreted to extend any date of expiration of rights under the Warrant.
          12.4 At no time shall HCRI or its affiliates have rights with respect to or pursuant to the Warrant that, when aggregated with all Other Securities Ownership of HCRI or its affiliates at such time, would result in a prohibited real estate investment trust transaction or holding under the Internal Revenue Code of 1986, as amended, as determined by (i) HCRI or its counsel, (ii) the Internal Revenue Service, or (iii) any court with jurisdiction over such subject matter in an action in which HCRI is participating as a party. Any such rights held by HCRI or its affiliates that create such a prohibited transaction or holding shall be deemed to be, and shall be, void and unenforceable to the extent necessary to avoid such consequences for HCRI or its affiliates.
          12.5 If the Company at any time has knowledge of an adjustment of rights of HCRI or its affiliates pursuant to the terms and conditions of this Section 12, the Company shall promptly notify HCRI of such adjustment. In the event of an adjustment of the rights of HCRI or its affiliates pursuant to the terms and conditions of this Section 12, the Company shall reasonably cooperate with HCRI to adjust the Warrant owned by HCRI or its affiliates so as to reflect such adjustment of rights hereunder.
          12.6 In the event that outside counsel for HCRI acceptable in the reasonable judgment of the Company determines and opines to the Company that the Warrant held by HCRI or its affiliates, the exercise thereof, or any Warrant Shares held by HCRI or its affiliates could reasonably be expected to ultimately result in the recognition of income that is not described in Section 856(c)(2) of the Internal Revenue Code of 1986, as amended, and that such consequence could not be avoided by action of HCRI without loss of value, then the Company shall reasonably cooperate with HCRI to reformulate the Warrant and any Warrant Shares then held by HCRI into some other acceptable instrument having the same economic value to HCRI so as to avoid or minimize the recognition of such income by HCRI or its affiliates.

          12.7 To the extent that the Company incurs any costs or expenses in complying with this Section 12, HCRI will promptly reimburse the Company for all such costs and expenses, including attorney’s fees.
     13. Public Offering Opportunities. The Company covenants that any public offering of its equity securities will be consummated solely with the Company as the primary issuer of such equity securities, and no subsidiary of the Company shall participate in any such public offering. Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that this Section 13 shall terminate, and be of no further force and effect, upon the consummation of the Company’s IPO.
     14. Rights to Participate in Other Sales. In the event that either Lawrence R. Deering (“Deering”), the Lawrence R. Deering Grantor Retained Annuity Trust (the “GRAT”) or Joseph D. Conte (“Conte”) wish to sell or dispose of a majority of the shares of Common Stock that each respective individual owns or has the right to purchase, determined individually without aggregation of the other party’s shares, then such selling person or persons (hereinafter the “Selling Holders”, and each a “Selling Holder”) must give written notice (the “Notice”) to the Holder at least twenty (20) days prior to the closing of such sale or disposition. The Notice shall describe in reasonable detail the proposed sale or transfer, including, without limitation, the number of shares of Common Stock or other securities to be sold or disposed of, the consideration to be paid and the name and address of each prospective purchaser or transferee. The Holder shall have the right, exercisable by written notice to such Selling Holder or Selling Holders, as the case may be, within fifteen (15) days after receipt of the Notice, to participate in such sale on the same terms and conditions; provided, however, that the price to be paid for each share of Common Stock shall be reduced by the Exercise Price thereof. The Holder may sell all or any part of that number of Warrant Shares equal to the product obtained by multiplying (x) the number of Warrant Shares issued or issuable upon exercise of the Warrant, by (z) a further fraction equal to the percentage of such Selling Holder’s or Selling Holders’ (if more than one Selling Holder is selling shares of Common Stock) total equity interest proposed to be sold. In no event shall the co-sale provisions of this Section 14 apply to: (i) any pledge of an interest made for the purposes of securing a bona fide loan; (ii) any transfer to the ancestors, descendants or spouse of the transferor, to trusts or family limited partnerships for their benefit, to any entity controlled and at least majority owned, directly or indirectly, by the transferor, or to any successor or affiliate of a transferor entity; (iii) any bona fide gift; or (iv) any transfer without consideration; provided that the pledgee, transferee or donee shall agree in writing to be bound by and comply with the provisions of this Section 14. The Company shall use its best efforts in assisting the Holder in enforcing the provisions of this Section 14. Notwithstanding anything to the contrary contained herein, this Section 14 shall terminate and be of no further force and effect upon the consummation of the Company’s Qualified IPO.
     15. Governing Law. This Warrant shall be governed by the internal laws of the Commonwealth of Pennsylvania, without regard to its principles of conflicts of law.

     IN WITNESS WHEREOF, the undersigned have executed this Warrant as of the date first written above.
Dated: September 8, 2005

HOLDER:		COMPANY:

HEALTH CARE REIT, INC.		TANDEM HEALTH CARE, INC.

By:	/s/ Erin C. Ibele	By:	/s/ Lawrence R. Deering

Name:	Erin C. Ibele	Name:	Lawrence R. Deering
Title:	Vice President-Administration and Corporate Secretary	Title:	Chairman and CEO

Address:	One Seagate, Suite 1500	Address:	800 Concourse Parkway South
	P.O. Box 1475		Suite 200
	Toledo, OH 43603-1475		Maitland, FL 32751
	Fax: (419) 247-2826		Fax: (407) 571-0595

Solely with respect to the rights and obligations set forth in Section 14 hereof:

SELLING HOLDERS:

/s/Lawrence R. Deering		/s/ Joseph D. Conte

Lawrence R. Deering		Joseph D. Conte

LAWRENCE R. DEERING GRANTOR RETAINED ANNUITY TRUST

By:	/s/ Lawrence R. Deering

Lawrence R. Deering
Trustee

NOTICE OF EXERCISE
TO: TANDEM HEALTH CARE, INC.
     (1) The undersigned hereby (please check one):
     ___(a) elects to purchase ___shares of Common Stock of Tandem Health Care, Inc., pursuant to the terms of Section 3(a) of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full, or
     ___(b) elects to purchase ___shares of Common Stock of Tandem Health Care, Inc. pursuant to the terms of Section 3(c) of the attached Warrant.
     (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.
     (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Name)
     (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

(Name)

(Date)	(Signature)